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                                                                   EXHIBIT 23.01

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
quepasa.com, inc.:

We consent to the incorporation by reference in the Amendment No. 1 to the registration statement (No. 333-40574) of quepasa.com, inc. on Form S-3 of our report dated March 24, 2000, relating to the balance sheet of quepasa.com, inc. as of December 31, 1999, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year then ended, which report appears in the December 31, 1999 annual report on Form 10-K of quepasa.com,inc.



                                               /s/ KPMG LLP

Phoenix, Arizona
September 15, 2000